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                                            Exhibit 23.2
                                            Consent of Grant Thornton LLP.


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                                                                    Exhibit 23.2



                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS








Board of Directors
Home Products International, Inc. (Formerly Selfix, Inc.)

We have issued our reports dated February 9, 1996, accompanying the 1994 and 1995 financial statements of Home Products International, Inc. (formerly Selfix, Inc.) contained in the Registration Statement and Prospectus on Form S-2. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".






                             GRANT THORNTON LLP

Chicago, Illinois
May 29, 1997